UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2012

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, Colonel Barry S Baer (US Army, Retired) resigned as a member of the Board of Directors of ECOtality, Inc. (the “Company”).  Colonel Baer will remain and retain his position as Secretary/Assistant Treasurer of the Company.  There were no disagreements with Colonel Baer on any matter relating to the Company’s operations, policies or practices.  Pursuant to the Company’s Amended and Restated By-laws, on January 17, 2012 the Company’s Board of Directors appointed Kevin Cameron as a member of the Company’s Board of Directors to fill the vacancy created by Colonel Baer’s resignation.

Mr. Cameron is currently Chief Executive Officer of Ionetix Corporation, a privately held medical device company.  Prior to joining Ionetix Corporation in March 2011, Mr. Cameron was a co-founder and president of Glass Lewis & Co. LLC, a leading provider of corporate governance services to institutional investors.  Previously, Mr. Cameron was employed in various capacities by Moxi Digital and NorthPoint Communications.  Mr. Cameron started his career as an attorney with the law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C., before which he was a law clerk for the United States Court of Appeals for the District of Columbia Circuit.  Mr. Cameron holds a law degree from the University of Chicago and an undergraduate degree from McGill University in Canada.  Mr. Cameron is currently a board member of Keryx Biopharmaceuticals, Inc. (NASD: KERX) and Reddy Ice Holdings, Inc. (NYSE: FRZ).

Mr. Cameron will receive compensation for his service on the Company’s Board of Directors in accordance with the Company’s normal policies. He will receive the same form of Indemnification Agreement as all other members of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 18, 2012
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	January 18, 2012
H. Ravi Brar